                               SCHEDULE 14A
                              (RULE 14A-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                           EXCHANGE ACT OF 1934

          Filed by the Registrant    [X]

          Filed by a Party other than the Registrant   [ ]

          Check the Appropriate Box:

          [X]  Preliminary Proxy Statement

          [ ]  Definitive Proxy Statement

          [ ]  Definitive Additional Materials

          [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
               14a-12

          [ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                    CHOICEONE FINANCIAL SERVICES, INC.
             (Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X]  No fee required.

 [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.

      (1)  Title of each class of securities to which transaction applies:
      --------------------------------------------------------------------
      (2)  Aggregate number of securities to which transaction applies:
      --------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      --------------------------------------------------------------------

      (4)  Proposed maximum aggregate value of transaction:
      --------------------------------------------------------------------
      (5)  Total fee paid:
      --------------------------------------------------------------------
 [ ]  Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:
      --------------------------------------------------------------------
      (2)  Form, Schedule or Registration Statement No.:
      --------------------------------------------------------------------
      (3)  Filing party:
      --------------------------------------------------------------------
      (4)  Date filed:
      --------------------------------------------------------------------

                 [CHOICEONE FINANCIAL SERVICES, INC. LOGO]


                             109 EAST DIVISION
                          SPARTA, MICHIGAN 49345



                               April 1, 1998

To Our Shareholders:

The Annual Meeting of the Shareholders of ChoiceOne Financial Services, Inc., Sparta, Michigan, will be held at the following location and date:

               Sparta Ridgeview Elementary School Gymnasium
                          557 South State Street
                          Sparta, Michigan 49345

                         Thursday, April 30, 1998
                6:30 p.m. Dinner - 7:30 p.m. Annual Meeting

The purpose of the meeting is set forth in the attached "Notice of Annual Meeting of Shareholders."

Please plan to join us prior to the meeting for an informal sit-down dinner to be served at 6:30 p.m. Shareholders holding stock in single ownership form are cordially invited to bring a guest. To assist us in our planning, please complete and return the enclosed reservation card by Friday, April 17, 1998.

The following Proxy Statement and enclosed form of proxy are being furnished to holders of ChoiceOne Financial Services, Inc. Common Stock on and after April 1, 1998. PLEASE BE SURE TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. A proxy may be revoked at any time before it is exercised and shareholders who are present at the meeting may withdraw their proxy and vote in person if they wish to do so. Proxies must be signed by all owners as their names appear on the proxy.

Please join us at the 1998 Annual Meeting on the evening of April 30. We look forward to seeing you there.

                                          Sincerely,

                                          /s/ Jae M. Maxfield

                                          Jae M. Maxfield
                                          President and Chief Executive Officer

                 [CHOICEONE FINANCIAL SERVICES, INC. LOGO]


                             109 EAST DIVISION
                          SPARTA, MICHIGAN 49345


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

---------------------------------------------------------------------------

     The annual meeting of shareholders of ChoiceOne Financial Services, Inc. will be held in the Gymnasium at Sparta Ridgeview Elementary School, 557 South State Street, Sparta, Michigan, on Thursday, April 30, 1998, at 7:30 p.m. local time, for the following purposes:

     1.   To elect directors.

     2. To approve and adopt an Amendment to the Restated Articles of Incorporation to increase the number of authorized shares of Common Stock.

     3. To transact any other business that may properly come before the meeting.

     Shareholders of record at the close of business on March 16, 1998, are entitled to notice of and to vote at the meeting and any adjournment of the meeting.

                              By Order of the Board of Directors

                              /s/ Linda R. Pitsch

                              Linda R. Pitsch
                              Secretary


April 1, 1998


     ----------------------------------------------------------------------
          It is important that your shares be represented at the
            meeting.  Even if you expect to attend the meeting,
             PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.
     ----------------------------------------------------------------------

PROXY STATEMENT


                    CHOICEONE FINANCIAL SERVICES, INC.

                      ANNUAL MEETING OF SHAREHOLDERS


                              April 30, 1998

     This Proxy Statement and the accompanying form of proxy are being furnished to holders of common stock, without par value ("Common Stock"), of ChoiceOne Financial Services, Inc. (the "Corporation") on and after April 1, 1998, in connection with the solicitation of proxies by the Corporation's Board of Directors to be voted at the annual meeting of the Corporation's shareholders (the "Annual Meeting") to be held on April 30, 1998, and any adjournment of that meeting. The Annual Meeting will be held in the Gymnasium at Sparta Ridgeview Elementary School, 557 South State Street, Sparta, Michigan, at 7:30 p.m. local time.

     The purpose of the Annual Meeting is to consider and vote upon the following matters: (i) election of directors; and (ii) approval and adoption of an Amendment to the Restated Articles of Incorporation to increase the number of authorized shares of Common Stock. If a proxy in the form distributed by the Corporation is properly executed and returned to the Corporation, the shares represented by that proxy will be voted at the Annual Meeting and any adjournment of that meeting. If a shareholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees of the Board of Directors named in this Proxy Statement and for approval and adoption of the proposed Amendment to Restated Articles of Incorporation. The Corporation's management does not know of any other matter to be presented at the Annual Meeting. If other matters are presented, all shares represented by the proxy will be voted in accordance with the judgment of the persons named as proxies with respect to those other matters.

     A proxy may be revoked at any time prior to its exercise by written notice delivered to the Secretary of the Corporation. A proxy may also be revoked by attending and voting at the Annual Meeting.

     Solicitation of proxies will be made initially by mail. Directors, officers and employees of the Corporation and ChoiceOne Bank (the "Bank") also may solicit proxies in person, by telephone or by other means without additional compensation. In addition, proxies may be solicited by nominees and other fiduciaries who may mail material to or otherwise communicate with the beneficial owners of shares held by them. All expenses of solicitation of proxies will be paid by the Corporation.

ELECTION OF DIRECTORS

     The Board of Directors has nominated the following four persons for reelection to the Corporation's Board of Directors for terms expiring at the annual meeting of shareholders to be held in 2001:

                              Frank G. Berris
                            Lawrence D. Bradford
                              Lewis G. Emmons
                             Stuart Goodfellow

     Each nominee is presently a director of the Corporation whose term will expire at the Annual Meeting. Six other directors are serving terms that will expire in 1999 and 2000. It is the intent of the persons named in the accompanying proxy to vote for the election of the four nominees listed above. The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named above.

     A plurality of the shares represented in person or by proxy and voting on the election of directors is required to elect directors. For the purpose of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

                YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU
              VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS


APPROVAL AND ADOPTION OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors proposes to amend Article III of the Corporation's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 1,000,000 shares of Common Stock to 2,000,000 shares of Common Stock. The purpose of the amendment is to provide additional shares for future issuance.

     As of March 16, 1998, 513,325 authorized shares of Common Stock were issued and outstanding. The Board of Directors has approved a two-for-one stock split payable on May 22, 1998 to shareholders of record as of April 30, 1998, contingent upon shareholder approval of the proposed amendment.

     The Board of Directors believes that it is advisable to have the additional authorized shares available for possible future stock splits and dividends, employee benefit plans, equity-based acquisitions and other corporate purposes that might be proposed in the future. The Board of Directors has authorized the issuance of shares for such purposes in the
past.   However, the Corporation has no present plans or proposals to issue shares that would be authorized by the proposed amendment.

     Management continues to seek favorable acquisition opportunities. It has in the past had, and anticipates that it will from time to time in the future have, discussions with other organizations that might be interested in being acquired. Authorized but unissued shares of Common Stock, or funds raised in a public offering of shares, may be used for these purposes.

     All of the additional shares resulting from the increase in the number of authorized shares of the Corporation's Common Stock would be of the same class, with the same dividend, voting and liquidation rights, as the shares of Common Stock presently outstanding. Shareholders have no preemptive rights to acquire shares issued by the Corporation under its existing Restated Articles of Incorporation, and shareholders would not acquire any such rights with respect to such additional shares under the proposed amendment to the Corporation's Restated Articles of Incorporation. Under some circumstances, issuance of additional shares of Common Stock could dilute the voting rights, equity and earnings per share of existing shareholders.

     Common Stock was previously designated as having a par value of $10 per share. On February 11, 1998, the Board of Directors amended the Corporation's Restated Articles of Incorporation to delete references to par value. The concept of par value has no legal significance under the Michigan Business Corporation Act, as amended.

     If the proposed amendment is adopted, the newly authorized shares would be unreserved and available for issuance. No further shareholder authorization would be required prior to the issuance of such shares by the Corporation.

     This increase in authorized but unissued Common Stock could be considered an anti-takeover measure because the additional authorized but unissued shares of Common Stock could be used by the Board of Directors to make a change in control of the Corporation more difficult. The Board of Directors' purpose in recommending this proposal is not as an anti-takeover measure, but rather for the reasons discussed above.

     The first paragraph of Article III of the Corporation's Restated Articles of Incorporation, as amended, would read as follows:

     The total authorized capital stock of the corporation is Two Million One Hundred Thousand (2,100,000) shares of stock divided into two classes as follows:

     A. Two Million (2,000,000) shares of common stock, which shall be called "Common Stock."

     B. One Hundred Thousand (100,000) shares of preferred stock, which shall be called "Preferred Stock."

     The affirmative vote of holders of a majority of the outstanding shares of Common Stock is required to approve and adopt the proposed amendment to the Corporation's Restated Articles of Incorporation. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted have the same effect as a vote against the proposal.

               YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
              APPROVAL OF THE AMENDMENT TO THE CORPORATION'S
                    RESTATED ARTICLES OF INCORPORATION

VOTING SECURITIES

     Holders of record of Common Stock at the close of business on March 16, 1998, will be entitled to vote at the Annual Meeting on April 30, 1998, and any adjournment of that meeting. As of March 16, 1998, there were 513,325 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter submitted for shareholder action.

     As of March 16, 1998, no shareholder is known to the Corporation's management to have been the beneficial owner of more than 5% of the outstanding shares of Common Stock.

     The following table sets forth information concerning the number of shares of Common Stock held as of December 31, 1997, by each of the Corporation's directors and nominees for director, each of the named executive officers and all of the Corporation's directors, nominees for director and executive officers as a group:

                                            AMOUNT AND NATURE OF
                                  BENEFICIAL OWNERSHIP OF COMMON STOCK<F1>
                                  ----------------------------------------
                                  SOLE VOTING       SHARED
                                      AND          VOTING OR       TOTAL      PERCENT
       NAME OF                    DISPOSITIVE     DISPOSITIVE    BENEFICIAL     OF
   BENEFICIAL OWNER                  POWER         POWER<F2>     OWNERSHIP     CLASS
   ----------------               -----------     -----------    ---------    -------
Frank G. Berris                      4,889            --           4,889        <F*>
Lawrence D. Bradford                   --           5,870          5,870        1.1%
William F. Cutler, Jr.                 --           3,661          3,661        <F*>
L. Edmond Eary, Jr., M.D.            2,557            --           2,557        <F*>
Lewis G. Emmons                      4,711            --           4,711        <F*>
Stuart Goodfellow                    6,717            --           6,717        1.3
Jae M. Maxfield                      2,109<F3>        --           2,109<F3>    <F*>
Jon E. Pike                          1,326            --           1,326        <F*>
Linda R. Pitsch                        --             188            188        <F*>
Andrew W. Zamiara                      306            662            968        <F*>

All directors and
 executive officers
 as a group                         22,615<F3>     10,709         33,324<F3>    6.5%

____________________________

<F*> Less than 1%.

<F1> The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that under applicable regulations are considered to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or direct the voting of the security. Dispositive power includes the power to dispose or direct the disposition of the security. A person is also considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days.

<F2> These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses and minor children over whom the listed person may have influence by reason of relationship.

                                     -5-

<F3> These numbers include 1,250 shares of Common Stock that may be acquired by Mr. Maxfield through the exercise of stock options within 60 days of December 31, 1997.

DIRECTORS AND EXECUTIVE OFFICERS

    The Corporation's Board of Directors is divided into three classes, which are as nearly equal in number as possible. Each class of directors serves a successive three-year term of office. Directors who are not employees of the Corporation may not serve for more than five consecutive three-year terms, nor may they serve after attaining age 70.

    Four members of the present Board of Directors are standing for reelection. Six other directors are serving terms that will expire in 1999 and 2000.

    Biographical information concerning the Corporation's directors and executive officers, including the four nominees who are nominated for election to the Board of Directors at the Annual Meeting, is presented below. Except as otherwise indicated, all directors, nominees for director and executive officers have had the same principal employment for over five years. All executive officers are appointed annually and serve at the pleasure of the Board of Directors. All of the directors of the Corporation also serve as directors of the Bank.

    NOMINEES FOR ELECTION AS DIRECTORS TO TERMS EXPIRING IN 2001

         FRANK G. BERRIS (age 50) is President of and owns American Gas & Oil, Inc., a distributor of petroleum products and operator
    of gas stations.   Mr. Berris is also Past President of West
    Michigan Oilman's Club and a member of the Michigan Petroleum Association/Michigan Association of Convenience Stores. Mr. Berris has been a director of the Corporation and the Bank since August 1991.

         LAWRENCE D. BRADFORD (age 58) is President of ChoiceOne Insurance Agencies, Inc., an insurance agency that is a subsidiary of the Bank. Mr. Bradford was a co-owner of the insurance agency prior to its acquisition by the Bank in January 1996. Mr. Bradford has been a director of the Corporation since 1986 and a director of the Bank since 1974.

         LEWIS G. EMMONS (age 53) is President and a director of Emmons Development-Real Estate and Special Projects Coordinator for Great Day Food Stores. Mr. Emmons has been a director of the Corporation since 1986 and a director of the Bank since 1978.

         STUART GOODFELLOW (age 54) owns Goodfellow Blueberry Farms and Goodfellow Vending Services, a vending company. Mr. Goodfellow is also past Vice President and a director of the Michigan Blueberry Growers Association. Mr. Goodfellow has been a director of the Corporation and the Bank since August 1991.

    DIRECTORS WITH TERMS EXPIRING IN 2000

         WILLIAM F. CUTLER, JR. (age 50) is the former Vice President of the H. H. Cutler Company, an apparel manufacturer. Mr. Cutler joined the H. H. Cutler Company in 1970 and served in various management and executive capacities until January 1994. The H.
    H. Cutler Company was sold to VF (Vanity Fair) Corporation in January 1994. Mr. Cutler has been a director of the Corporation and the Bank since October 1993. Mr. Cutler served as a director of the Sparta Health Center from 1981 until 1996 and is a trustee of the Rockford Education Foundation.

         L. EDMOND EARY, JR., M.D. (age 69) retired in 1991 after establishing and operating a solo medical practice for 38 years. Dr. Eary was an Associate Professor of Family Practice at the College of Human Medicine at Michigan State University from July 1972 until June 1988. Dr. Eary has been a director of the Corporation since 1986 and a director of the Bank since 1969.
    Dr. Eary has been Chairman of the Board of Directors of the Corporation and the Bank since May 1991 and was Vice Chairman of the Board of Directors of the Corporation and the Bank from May 1990 until May 1991. Dr. Eary served as Interim President and Chief Executive Officer of the Corporation from October 1, 1994 until January 10, 1995. Dr. Eary is also a director of Northwest Ambulance Corp., a non-profit corporation, and Past President, director and Treasurer of the Michigan Academy of Family Physicians.

         ANDREW W. ZAMIARA (age 57) is a registered pharmacist and President/Manager of Momber Pharmacy and Gift Shop in Sparta,
    Michigan. Mr. Zamiara has been a director of the Corporation and the Bank since August 1990.

    DIRECTORS WITH TERMS EXPIRING IN 1999

         JAE M. MAXFIELD (age 52) has been a director and President and Chief Executive Officer of the Corporation and the Bank since January 1995 and a director of ChoiceOne Insurance Agencies, Inc. since January 1996. From 1993 until January 1995, Mr. Maxfield operated Maxfield Associates, an association of financial advisors engaged in providing financial services to business and professional occupations. Mr. Maxfield served as President and

    Chief Executive Officer of Society Bank in Monroe, Michigan, formerly a subsidiary of First of America Bank, from 1974 until 1993. Mr. Maxfield also is a director of West Shore Computer Services, Inc., a data processing company, in which the Bank owns a 20% interest and a director of Michigan Bankers Title of West Michigan, L.L.C., a title insurance agency, in which the Bank owns a 6% interest.

         JON E. PIKE (age 56) is a certified public accountant and Managing Partner of Beene, Garter LLP, certified public accountants, of Grand Rapids, Michigan. Mr. Pike has been a director of the Corporation and the Bank since September 1990. Mr. Pike is also a director of Wm. A. Rogers & Co., a retail hardware business in Sparta, Michigan, and President and a director of B.G. Systems, Inc., a computer software business affiliated with Beene, Garter LLP.

         LINDA R. PITSCH (age 50) has been a director of the Corporation and the Bank since December 1994 and Secretary of the Corporation and the Bank since February 1995. Ms. Pitsch also has served as Senior Vice President and Cashier of the Bank since January 1993. Ms. Pitsch has been an employee of the Bank since September 1969, serving in various management and executive capacities. Ms. Pitsch is also a director and Past President of the Grand Rapids Chapter of the American Institute of Banking and an instructor at Davenport College of Business, serving on its Accounting Advisory Board.

    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         DENIS L. CROSBY (age 55) has been Vice President of the Corporation since 1991. Mr. Crosby has been Senior Vice President of Loans at the Bank since 1990 and Vice President of Loans at the Bank since 1986. From 1972 until joining the Corporation in 1986, Mr. Crosby was a commercial loan officer at various affiliates of Michigan National Bank. Mr. Crosby is a member of the Sparta Downtown Development Authority and a member of the Economic Development Foundation of Western Michigan.

         GERALD P. DAVID (age 59) has been Senior Vice President of the Bank since 1984 and has served in various capacities at the Bank in the Operations division since July 1976. Prior to his employment at the Bank, Mr. David was associated with Old Kent Bank. Mr. David serves as President of the Mid Michigan Bank Administration Institute Chapter.

         THOMAS L. LAMPEN (age 42), a Certified Public Accountant, has been Vice President and Chief Financial Officer of the Bank since January 1992 and Treasurer of the Corporation since
    April 1987. Prior to his employment with the Corporation, Mr. Lampen worked for Alexander Grant and Company, a national accounting firm.

BOARD COMMITTEES AND MEETINGS

    The Corporation's Board of Directors has, among others, the following standing committees:

    AUDIT COMMITTEE. The members of the Audit Committee as of March 16, 1998, were Jon E. Pike (Chairman), L. Edmond Eary, M.D., Lewis G. Emmons and Stuart Goodfellow. The Audit Committee is responsible for causing a suitable examination of the financial records and operations of the Corporation and the Bank to be made by the internal auditor of the Corporation through a program of continuous internal audits. The Audit Committee recommends to the Corporation's Board of Directors independent certified public accountants for employment to examine the financial statements of the Corporation and make such additional examinations as the committee considers advisable. The Audit Committee also reviews reports of examination of the Corporation and the Bank received from regulatory authorities and reports to the Board of Directors at least once each calendar year the results of examinations made and such conclusions and recommendations as the committee considers appropriate concerning the scope of the Corporation's and the Bank's procedures for internal auditing and the results thereof. The Audit Committee met four times during 1997.

    PERSONNEL AND BENEFITS COMMITTEE. The members of the Personnel and Benefits Committee as of March 16, 1998, were Andrew W. Zamiara (Chairman), William F. Cutler, Jr., Lewis G. Emmons, Stuart Goodfellow and Jae M. Maxfield. Mr. Maxfield is a non-voting member of this committee. The Personnel and Benefits Committee performs the function of a compensation committee and receives recommendations from senior management and makes recommendations to the Board of Directors concerning the compensation and benefits of the officers of the Corporation and the Bank. The Personnel and Benefits Committee also reviews the provisions of the Personnel Manual and sets the parameters for the Bank's incentive bonus plan. This committee also administers the Bank's pension plan. The Personnel and Benefits Committee met five times during 1997.

    EXECUTIVE AND LOAN REVIEW COMMITTEE. The members of the Executive and Loan Review Committee as of March 16, 1998, were L. Edmond Eary, M.D. (Chairman), Frank G. Berris, Lawrence D. Bradford, William F. Cutler, Jr., Lewis G. Emmons, Stuart Goodfellow, Jae M. Maxfield, Jon E. Pike, Andrew W.
Zamiara and Denis L. Crosby.   Mr. Crosby is an executive officer of the
Bank. This committee reviews all aspects of loan activity for the Bank for the preceding months, including new loans of $25,000 or more, problem loans and loans identified by examiners, loans 60 days or more past due and non-accrual loans. This committee also approves loan charge-offs and extensions of credit of up to 15% of the capital and surplus of the Bank. The Executive and Loan Review Committee may also act in other capacities as authorized by the Board of Directors. The Executive and Loan Review Committee met nine times in 1997.

    BRANCHING AND ACQUISITIONS COMMITTEE. The members of the Branching and Acquisitions Committee as of March 16, 1998, were Frank G. Berris, Lawrence D. Bradford, William F. Cutler, Jr., L. Edmond Eary, M.D., Jae M. Maxfield and Jon E. Pike. The purpose of this committee is to consider potential acquisitions by the Bank and/or the Corporation. The Branching and Acquisitions Committee did not meet in 1997.

    COMPLIANCE/CRA COMMITTEE. The members of the Compliance/CRA Committee as of March 16, 1998, were Linda R. Pitsch (Chairperson), Lawrence D. Bradford, Jae M. Maxfield and the following individuals who are officers of the Bank: Mary J. Johnson, Karen M. Gilbert, James Beckman, Kelly Potes and Denis L. Crosby. The Compliance/CRA Committee is responsible for compliance with various federal banking regulations and the Community Reinvestment Act of 1977. The Compliance/CRA Committee met three times in 1997.

    NOMINATING COMMITTEE. The members of the Nominating Committee as of March 16, 1998, were William F. Cutler, Jr., Jae M. Maxfield and Jon E. Pike. This committee was established in February 1998 and did not meet in 1997. The Corporation will consider nominations of candidates for the Board of Directors submitted by shareholders. Any shareholder who desires to nominate a candidate for the Board of Directors at a meeting must deliver, not less than 120 days prior to the date of notice of the meeting in the case of an annual meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting, a notice to the Secretary of the Corporation setting forth: (i) the name, age, business address and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee; (iv) a statement that each such nominee is willing to be nominated and serve; and (v) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees.

    During 1997, the Corporation's Board of Directors held 12 regular and special meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees on which they served during the year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and officers of the Corporation and persons beneficially owning more than 10% of the outstanding shares of Common Stock to file reports of beneficial ownership and changes in beneficial ownership of shares of Common Stock with the Securities and Exchange Commission. Directors, officers and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that all applicable
Section 16(a) reporting and filing requirements were satisfied from January 1, 1997, through December 31, 1997, except that one report covering one transaction was filed late on behalf of William F. Cutler, Jr., one report covering one transaction was filed late on behalf of Lewis G. Emmons, one report covering one transaction was filed late on behalf of Jae
M. Maxfield and one report for Mr. Maxfield that was filed on a timely basis inadvertently omitted one transaction. These delinquencies were due to inadvertent oversights by the Corporation's personnel and appropriate reports were filed to correct them as soon as they were discovered.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

    GENERAL.   The following table shows certain information concerning
the compensation earned by the Chief Executive Officer of the Corporation during 1997 for services rendered to the Corporation or the Bank during each year in the three-year period ended December 31, 1997, in which such individual served as an executive officer of the Corporation or the Bank. No other executive officer of the Corporation had cash compensation in excess of $100,000 during 1997. Mr. Maxfield was compensated by the Bank in the capacity indicated in the table.

                        SUMMARY COMPENSATION TABLE
                                                                     LONG-TERM COMPENSATION
                                                                     ----------------------
                                                                            AWARDS
         NAME AND                            ANNUAL COMPENSATION     ----------------------
         PRINCIPAL                           -------------------        NUMBER OF SHARES       ALL OTHER
         POSITION                   YEAR    SALARY<F1>    BONUS<F2>    UNDERLYING OPTIONS    COMPENSATION<F3>
         --------                   ----    ----------    ---------  ----------------------  ----------------
Jae M. Maxfield                     1997     $115,600      $17,092            5,000             $15,489
 Director, President and Chief      1996      107,800       40,917               --              25,091
 Executive Officer of the           1995      100,800       30,900               --               7,797
 Corporation and the Bank

                                     -11-

----------------------------------------

<F1>     Includes compensation deferred under the Bank's 401(k) and Employee
         Stock Ownership Plan and director fees paid by the Corporation and the Bank.

<F2>     Includes compensation deferred under the Bank's 401(k) and Employee
         Stock Ownership Plan.

<F3>     All other compensation for Mr. Maxfield in 1997 includes amounts paid by the Bank for (i) life and disability insurance ($1,254); (ii) Bank contributions under the Bank's 401(k) and Employee Stock Ownership Plan ($10,156); and (iii) storage expenses associated with Mr. Maxfield's initial employment by the Corporation ($4,079).

    The following tables set forth information regarding stock options granted to Mr. Maxfield during the last fiscal year and stock options held by him at the end of the last fiscal year. Mr. Maxfield did not exercise any stock options during 1997.

                     OPTION GRANTS IN LAST FISCAL YEAR
                                              PERCENT OF TOTAL
                      NUMBER OF SECURITIES    OPTIONS GRANTED
                           UNDERLYING         TO EMPLOYEES IN
     NAME               OPTIONS GRANTED         FISCAL YEAR       EXERCISE PRICE   EXPIRATION DATE
------------------    --------------------    -----------------   --------------   ---------------
Jae M. Maxfield              5,000                  100%              $ 40.00         6-29-2007

--------------------------------

<F1> To provide an incentive for Mr. Maxfield and to help align his economic interests with those of the Corporation's shareholders, effective as of June 30, 1997, the Personnel and Benefits Committee of the Board granted an option to Mr. Maxfield to purchase up to an aggregate of 5,000 shares of Common Stock at a price of $40.00 per share.

     The option provides for delayed vesting so that 25% of the shares subject to the option became exercisable on June 30, 1997. Thereafter, an additional 25% of the option becomes exercisable on each anniversary of the date of the award if Mr. Maxfield is then employed by the Corporation. The option remains outstanding for ten years from the date it was granted. The option is non-transferable.

                                     -12-

     Under the terms of the option, the option is not an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The option was not subject to tax when it was granted. Upon exercise, Mr. Maxfield will recognize compensation income in the amount of the spread between the market value of the underlying shares of Common Stock and the option exercise price. The Corporation will receive a corresponding deduction. The option price must be paid in cash or shares of stock of the Corporation, valued at the market value on the date of exercise.

                         FISCAL YEAR-END OPTION VALUES
                                   NUMBER OF                  VALUE OF UNEXERCISED
                       SECURITIES UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                          OPTIONS AT FISCAL YEAR-END           FISCAL YEAR-END <F1>
                       ---------------------------------   -----------------------------
     NAME                EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-----------------        -----------     -------------     -----------     -------------
Jae M. Maxfield             1,250            3,750           $ 3,600          $10,800

--------------------

<F1> Based on a market value of $42.88 per share at December 31, 1997, adjusted to reflect stock dividends.

     EMPLOYMENT CONTRACTS. Mr. Maxfield has an employment agreement with the Bank. Under this agreement, Mr. Maxfield shall be employed as President and Chief Executive Officer of the Bank and the Corporation unless his employment is terminated by him or he is dismissed at the pleasure of the Board of Directors of the Bank. Under this agreement, Mr. Maxfield is entitled to a base salary to be reviewed annually by the Board of Directors of the Bank, participation in the Bank's incentive bonus plan, payment of director fees normally payable to directors of the Corporation and the Bank for meetings attended and other benefits generally available to all Bank employees. Mr. Maxfield has agreed not to compete in any way with the business of the Bank and the Corporation while in the employ of the Bank and for one year after termination of his employment with the Bank.

     401(K) PLAN. The ChoiceOne Bank 401(k) Retirement Savings Plan was amended to become the ChoiceOne Bank 401(k) and Employee Stock Ownership Plan ("401(k) Plan") effective January 1, 1997. The 401(k) Plan remains qualified under Section 401(a) of the Code.

     The purpose of the 401(k) Plan is to permit Bank employees, including Mr. Maxfield, to save for retirement on a pre-tax basis. In addition to the pre-tax contributions by Bank employees, the Bank may make discretionary matching and/or employee stock ownership plan ("ESOP") contributions to the 401(k) Plan. If matching and/or ESOP contributions are made to the 401(k) Plan, a participant is fully vested in those contributions after six years of vested service.

     Each participant in the 401(k) Plan has an account to record the participant's interest in the plan. The amount of the contributions made by or on behalf of the participants are credited to their accounts. A participant's benefit from the 401(k) Plan is equal to the vested amount in the participant's account under the plan when he or she terminates employment with the Bank. By adding the ESOP provisions, part of the 401(k) Plan is now designed to invest primarily in stock of the Corporation.

     INCENTIVE BONUS PLAN. The Bank's incentive bonus plan (the "Bonus Plan") was established for all of the Bank's officers in 1985. The Bonus Plan has applied to all employees (both officer and non-officer personnel) since the 1986 fiscal year. The purposes of the Bonus Plan are to (i) motivate all personnel of the Bank, (ii) encourage growth of profits and maximization of return on equity and (iii) provide an opportunity for participants to be rewarded for individual effort and performance that is considered by the Personnel and Benefits Committee to be above average.

     The Bonus Plan is based on return on equity. A funding range of 11.25% through 12.25% was established for 1997. If return on equity is below 11.25%, or the "threshold," no bonus based on Bank profits will be paid. Bonuses payable under the Bonus Plan begin to accrue at 11.25% return on equity. One quarter of the targeted bonus amount is payable for each one quarter of one percentage point increase in return on equity above 11.25%, with 100% of the targeted bonus amount payable at 12.25% return on equity. There was no maximum bonus payable under the Bonus Plan, such that any increase in return on equity over 12.25% provided a bonus greater than 100% of the targeted bonus.

     Determinations of eligibility, funding, allocations and amounts of awards are subject to the review and final approval of the Board of Directors of the Bank. The Bank's executive officers, as a group, who are also executive officers of the Corporation, received incentive bonuses totaling $39,663 under the Bonus Plan for the 1997 fiscal year.

     PENSION PLAN. The ChoiceOne Bank Pension Plan (the "Pension Plan") is a defined benefit plan adopted as of April 1, 1968. The Pension Plan is qualified under Section 401(a) of the Code. The cost of the Pension Plan is borne entirely by the Bank. The purpose of the Pension Plan is to provide retirement benefits to Bank employees. Each participant is fully vested after six years of vested service.

     Subject to certain minimums, the monthly normal retirement benefit is equal to 1.1% of the participant's average monthly compensation multiplied by the participant's years of vested service (without limit on amount), plus 0.6% of the participant's average monthly compensation in excess of covered compensation multiplied by his or her years of vested service (up to a maximum of 35 years). "Average monthly compensation" means the monthly average of the participant's compensation during the five consecutive plan years in which the participant was most highly compensated during the 10 plan years immediately preceding the participant's termination of employment. "Covered compensation" means the greater of (i) $1,000 or (ii) one twenty-fourth (1/24) of the covered compensation (determined under regulations issued by the Internal Revenue Service) of an individual who attains social security retirement age in the plan year in which the benefit is calculated. Election of available joint and survivor benefits, early retirement benefits and other payment options would reduce monthly retirement benefits.

     Since retirement benefits under the Pension Plan are based in substantial part upon compensation during the 10 years before termination of employment, it is not possible to predict accurately the annual retirement benefits to be paid to any participant. The Pension Plan Table set forth below shows estimated annual benefits payable under the Pension Plan upon retirement to persons in the compensation and years-of-service classifications listed in the table.

                            PENSION PLAN TABLE
         AVERAGE
       REMUNERATION                            YEARS OF BENEFIT SERVICE
       ------------    -------------------------------------------------------------------------

                                                                                          35 OR
                         10           15           20           25           30           MORE
                       -------      -------      -------      -------      -------      --------
         $ 20,000      $ 2,573      $ 3,859      $ 5,145      $ 6,432      $ 7,718      $  9,005
           40,000        5,973        8,959       11,945       14,932       17,918        20,905
           60,000        9,373       14,059       18,745       23,432       28,118        32,805
           80,000       12,773       19,159       25,545       31,932       38,318        44,705
          100,000       16,173       24,259       32,345       40,432       48,518        56,605
          120,000       19,573       29,359       39,145       48,932       58,718        68,505
          140,000       22,973       34,459       49,945       57,432       68,918        80,405
          160,000       26,373       39,559       52,745       65,932       79,118        92,305
          180,000       29,773       44,659       59,545       74,432       89,318       104,205

    As of March 16, 1997, Mr. Maxfield had two years of service under the Pension Plan. Covered compensation for the individuals named in the Summary Compensation Table above is substantially the same as the aggregate amount reported as "Annual Compensation" in that table.

    The Pension Plan was terminated effective April 1, 1997. Benefit obligations were paid to plan participants during 1997.

    During 1997, the Corporation compensated its directors at the rate of $50 per monthly meeting of the Board attended and an additional $200 for each quarterly meeting of the Board attended. Directors who were not employees of the Corporation or the Bank received $60 per hour for each meeting of any committee of the Board of Directors on which they served other than the Executive and Loan Review Committee. During 1997, the Bank compensated its directors at the rate of $350 per meeting attended. The Chairman of the Board of the Bank received an additional $100 per meeting attended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Directors, nominees for director and executive officers of the Corporation and members of their immediate families were customers of and had transactions with the Bank in the ordinary course of business between January 1, 1997, and March 16, 1998. It is anticipated that such transactions will take place in the future in the ordinary course of business. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

    Effective January 1, 1996, the Bank, through a merger of a wholly-owned subsidiary of the Bank, acquired all of the outstanding stock of Bradford Insurance Centre, Ltd. (now named ChoiceOne Insurance Agencies, Inc.) (the "Agency"). Mr. Bradford and his two brothers each received 6,870 shares of the Corporation's Common Stock, valued at approximately $259,350 for purposes of the transaction, in exchange for the outstanding shares of the Agency. In connection with the transaction, Mr. Bradford, his son and his nephew each entered into an employment agreement with the Agency. Under the terms of these agreements, each individual will be employed for an initial term of three years, will receive a base salary and will participate in a bonus pool based on the income of the Agency as compared to the Bank's investment in the Agency. In return, each individual agreed to certain covenants, including covenants not to compete with the Agency for specified periods of time.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    Crowe, Chizek and Company LLP, certified public accountants, served as the Corporation's principal accountant for 1997. The Board of Directors of the Corporation has selected Crowe, Chizek and Company LLP to act as the Corporation's principal accountant for 1998. Representatives of Crowe, Chizek and Company LLP are not expected to be present at the Annual Meeting. If a representative of Crowe, Chizek and Company LLP attends the meeting, the representative will have an opportunity to make a statement and will be expected to be available to respond to appropriate questions.

PROPOSALS OF SHAREHOLDERS

    Proposals of shareholders intended to be presented at the 1999 annual meeting of shareholders must be received by the Corporation for consideration for inclusion in its proxy statement and form of proxy relating to that meeting by December 2, 1998. Proposals of shareholders should be made in accordance with Securities and Exchange Commission
Rule 14a-8.

FORM 10-KSB REPORT AVAILABLE

    THE CORPORATION'S FORM 10-KSB ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, WILL BE PROVIDED WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST. REQUESTS SHOULD BE DIRECTED TO MR. THOMAS L. LAMPEN, TREASURER, CHOICEONE FINANCIAL SERVICES, INC., 109 EAST DIVISION, SPARTA, MICHIGAN 49345.

                    CHOICEONE FINANCIAL SERVICES, INC.
P R O X Y                    109 EAST DIVISION                    P R O X Y
                          SPARTA, MICHIGAN 49345
              ANNUAL MEETING OF SHAREHOLDERS - APRIL 30, 1998


         The undersigned shareholder appoints Jae M. Maxfield and Linda R. Pitsch, or either of them, each with the power to appoint his or her substitute, attorneys and proxies to represent the shareholder and to vote and act, with respect to all shares that the shareholder would be entitled to vote at the annual meeting of shareholders of ChoiceOne Financial Services, Inc. referred to above and any adjournment of that meeting, on all matters that come before the meeting.


1.  Election of Directors

    [ ] FOR all nominees listed below   [ ]  WITHHOLD AUTHORITY
        (except as indicated below)          to vote for all nominees
                                             listed below

 Frank G. Berris  Lawrence D. Bradford  Lewis G. Emmons  Stuart Goodfellow

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)



     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES


2. Proposal to Approve and Adopt an Amendment to the Restated Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock.

     [ ] FOR                  [ ] AGAINST           [ ] ABSTAIN

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL


         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED AND DELIVERED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR ELECTION OF ALL NOMINEES NAMED ON THIS PROXY AND FOR THE PROPOSAL IDENTIFIED ABOVE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

Dated: __________________, 1998         Please sign exactly as your name
                                        appears on this proxy.  If signing
                                        for estates, trusts or
                                        corporations, title or capacity
                                        should be stated.  IF SHARES ARE
                                        HELD JOINTLY, EACH HOLDER SHOULD
                                        SIGN.


                                        ___________________________________
                                                   Signature


                                        ___________________________________
                                            Signature if held jointly


      IMPORTANT -- PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE
                             ENCLOSED ENVELOPE